                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 EQUINIX, INC.
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:


[_]  Fee paid previously with preliminary materials.


[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

Notes:

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To be held June 1, 2001

   The Annual Meeting of Stockholders (the "Annual Meeting") of Equinix, Inc. (the "Company") will be held at the Company's headquarters located at 2450 Bayshore Parkway, Mountain View, California, on Friday, June 1, 2001, at 10:30 a.m. for the following purposes:

     To elect seven (7) directors of the Board of Directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified;

     To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001; and

     To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

   The foregoing items of business are more fully described in the attached Proxy Statement.

   Only stockholders of record at the close of business on April 6, 2001 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company's headquarters located at 2450 Bayshore Parkway, Mountain View, California, during ordinary business hours for the ten-day period prior to the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ Peter F. Van Camp
                                          Peter F. Van Camp
                                          Chairman of the Board
                                          and Chief Executive Officer

Mountain View, California
April 19, 2001


                                   IMPORTANT

 WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

                                 EQUINIX, INC.

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                            To be held June 1, 2001

   These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Equinix, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's headquarters located at 2450 Bayshore Parkway, Mountain View, California, on Friday, June 1, 2001, at 10:30 a.m., and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about April 30, 2001.

                              PURPOSE OF MEETING

   The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

   The Company's common stock is the only type of security entitled to vote at the Annual Meeting. On April 6, 2001, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 79,658,050 shares of common stock outstanding. Each stockholder of record on April 6, 2001 is entitled to one vote for each share of common stock held by such stockholder on April 6, 2001. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Quorum Required

   The Company's bylaws provide that the holders of a majority of the Company's common stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

   Proposal 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The seven (7) nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee's total.

   Proposal 2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

Proxies

   Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the nominees of the Board of Directors (as set forth in Proposal 1), FOR Proposal 2, and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

Solicitation of Proxies

   The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers or employees. No additional compensation will be paid to directors, officers or employees for such services.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

   The directors who are being nominated for reelection to the Board of Directors (the "Nominees"), their ages as of April 6, 2001, their positions and offices held with the Company and certain biographical information are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any Nominee who is unable or will decline to serve as a director. The seven (7) nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company to serve until the next Annual Meeting or until their successors have been duly elected and qualified.

   Nominees               Age Positions and Offices Held with the Company
   --------               --- -------------------------------------------
   Albert M. Avery, IV...  57 Director, Chief Operating Officer and President
   Peter F. Van Camp.....  45 Chairman of the Board and Chief Executive Officer
   Scott Kriens(1).......  43 Director
   Dawn G. Lepore(2).....  47 Director
   Andrew S.
    Rachleff(2)..........  42 Director
   John G. Taysom(2).....  47 Director
   Michelangelo
    Volpi(1).............  34 Director

--------
(1) Member of Compensation Committee

(2) Member of Audit Committee

   Peter F. Van Camp has served as Equinix's chief executive officer and as chairman of the board since May 2000. From March 1999 to May 2000, Mr. Van Camp was employed at UUNET, the Internet division of WorldCom, a telecommunications corporation, where he served as president of Internet markets and, most recently, as president of the Americas region. Before joining UUNET, Mr. Van Camp served as president of WorldCom Advanced Networks from February 1998 to March 1999. During the period from May 1995 to February 1998, Mr. Van Camp was president of Compuserve Network Services, an Internet access provider. Before holding this position, Mr. Van Camp held various positions at Compuserve, Inc. during the period between October 1982 to May 1995. Mr. Van Camp currently serves as a director of Paradyne Networks, Inc., a public company.

   Albert M. Avery, IV, one of the Company's founders, has served as Equinix's president, chief operating officer and as a director since May 2000. From the Company's inception in June 1998 to May 2000, Mr. Avery served as the Company's president, chief executive officer and as a director. During the period from February 1996 to June 1998, Mr. Avery was general manager of the Palo Alto Internet Exchange, or PAIX, of Digital Equipment Corporation, or DEC, now a division of Compaq, a computing systems supplier. During the period from March 1994 to February 1996, Mr. Avery served as chief of staff to the vice president of research and advanced development at DEC. Before holding this position, Mr. Avery held a variety of sales, business and engineering management roles at DEC, which he joined in 1968.

   Scott Kriens has served as a director of Equinix since July 2000. Mr. Kriens has been president, chief executive officer and chairman of the board of directors of Juniper Networks, Inc., an Internet infrastructure solutions company, since October 1996. From April 1986 to January 1996, Mr. Kriens served as vice president of sales and vice president of operations at StrataCom, Inc., a telecommunications equipment company, which he co-founded in 1986.

   Dawn G. Lepore has served as a director of Equinix since July 2000. Ms. Lepore is vice chairman and chief information officer and a member of the management committee of the Charles Schwab Corporation, a financial services corporation, where she has served for over sixteen years in various capacities. Prior to her appointment as chief information officer at Schwab in October 1993, Ms. Lepore served as senior vice president of information technology at Schwab from May 1993 to October 1993. Ms. Lepore currently serves on the board of directors of eBay, Inc. and Viador, Inc.

   Andrew S. Rachleff has served as a director of Equinix since September 1998. In May 1995, Mr. Rachleff co-founded Benchmark Capital, a venture capital firm, and has served as a general partner since that time. Prior to co-founding Benchmark Capital, Mr. Rachleff spent ten years as a general partner with Merrill, Pickard, Anderson & Eyre, a venture capital firm. Mr. Rachleff also serves on the boards of directors of Loudcloud, Inc., a software infrastructure service provider and one of the Company's customers, CacheFlow Inc., an Internet caching appliance company and several privately held companies.

   John G. Taysom has served as a director of Equinix since March 2000. Mr. Taysom has been employed by Reuters Plc., a global television and news agency, since 1982, most recently as managing director of the Reuters Greenhouse Fund. Mr. Taysom currently serves as a director of Tibco Software Inc., Digimarc Corp., and several privately held companies.

   Michelangelo Volpi has served as a director of Equinix since November 1999. Mr. Volpi has served in various capacities at Cisco Systems, a data communications equipment manufacturer, since 1994, most recently as chief strategy officer.

Board of Directors Meetings and Committees

   During the fiscal year ended December 31, 2000, the Board of Directors held eight (8) meetings and acted by written consent in lieu of a meeting on six
(6) occasions. For the fiscal year, each of the directors during the term of their tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings or actions by written consent of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served, except for Ms. Lepore and Mr. Kriens who each attended or participated 66 2/3% and 50%, respectively. The Board of Directors has (2) standing committees: the Audit Committee and the Compensation Committee.

   The Audit Committee of the Company's Board of Directors (the "Audit Committee") was created on July 19, 2000. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's accountants, the scope of the annual audits, fees to be paid to the Company's accountants, the performance of the Company's accountants and the accounting practices of the Company. The members of the Audit Committee are Messrs. Rachleff and Taysom and Ms. Lepore. During the fiscal year ended December 31, 2000, the Audit Committee of the Board of Directors held one meeting. In addition, the Audit Committee met once in February 2001 to discuss the audit for the last fiscal year.

   The Compensation Committee of the Company's Board of Directors (the "Compensation Committee") was created on July 19, 2000. The Compensation Committee reviews the performance of the executive officers of the Company, establishes compensation programs for the officers, and reviews the compensation programs for other key employees, including salary and cash bonus levels and option grants under the 1998 Stock Plan, 2000 Equity Incentive Plan and Employee Stock Purchase Plan. The members of the Compensation Committee are Messrs. Kriens and Volpi. During the fiscal year ended December 31, 2000, the Compensation Committee of the Board of Directors held one meeting.

Compensation of Directors

   Except for grants of stock options, directors of the Company generally do not receive compensation for services provided as a director or for participation on any committee of the Board of Directors. Directors are not reimbursed for their out-of-pocket expenses in serving on the Board of Directors or any committee of the Board of Directors. Non-employee directors are eligible to receive options under the Company's 2000 Director Option Plan (the "Directors' Plan"). Each individual who first joins the Company's Board of Directors as a non-employee director after the effective date of the Company's initial public offering will receive at that time an option for 40,000 shares of the Company's common stock. The option will vest in four equal annual installments over the four-year period following the date of grant. In addition, at each of the Company's annual stockholders' meetings, beginning in 2001, each non-employee director who will continue to be a director after that meeting will automatically be granted at that meeting an option for 10,000 shares of the Company's common stock. This option will fully vest on the first anniversary of the date of grant. However, a new non-employee director who is receiving the initial option will not receive the annual option in the same calendar year.

   The following table sets forth for each of the non-employee directors the number of securities underlying options held by the non-employee directors at December 31, 2000:

                                               Number of Securities
                                              Underlying Unexercised
                                                    Options at          Weighted
                                               December 31, 2000 (#)    Average
                                              ------------------------  Exercise
                                                Vested      Unvested     Price
                                              ----------  ------------  --------
   Scott Kriens..............................          0         40,000  $7.00
   Dawn G. Lepore............................          0         40,000   7.00
   Andrew S. Rachleff........................          0         40,000   7.00
   John G. Taysom............................          0         40,000   7.00
   Michelangelo Volpi........................          0         40,000   7.00

   Non-employee directors are also eligible to receive options as well as shares of common stock under the Company's 2000 Equity Incentive Plan. Directors who are also employees of the Company are eligible to receive options as well as shares of common stock under the Company's 2000 Equity Incentive Plan and to participate in the Company's Employee Stock Purchase Plan.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED HEREIN.

Other Executive Officers

   The following are additional executive officers of the Company, their ages as of April 6, 2001, their positions and offices held with the Company and certain biographical information. All executive officers serve at the discretion of the Board of Directors.

   Executive Officers       Age Positions and Offices Held with the Company
   ------------------       --- -------------------------------------------
   Philip J. Koen..........  49 Chief Financial Officer, Corporate Development Officer and Secretary
   Marjorie S. Backaus.....  39 Chief Marketing Officer
   Peter T. Ferris.........  43 Vice President, Worldwide Sales

   Philip J. Koen has served as Equinix's chief financial officer and secretary since July 1999. In addition, Mr. Koen became the Company's corporate development officer in May 2000. Before joining Equinix, Mr. Koen was employed at PointCast, Inc., an Internet company, where he served as chief executive officer during the period from March 1999 to June 1999; chief operating officer during the period from November 1998 to March 1999; and chief financial officer and executive vice president responsible for software development, network operations, finance, information technology, legal and human resources during the period from July 1997 to November 1998. From December 1993 to May 1997, Mr. Koen was vice president of finance and chief financial officer of Etec Systems, Inc., a semi-conductor equipment company. Mr. Koen currently serves as a director of Fortel Corporation and of Centura Software Corp., both public companies.

   Marjorie S. Backaus has served as Equinix's chief marketing officer since May 2000. From November 1999 to May 2000, Ms. Backaus served as vice president, marketing of Equinix. During the period from August 1996 to November 1999, Ms. Backaus was vice president of marketing at Global One, a telecommunications company. From November 1987 to August 1996, Ms. Backaus served in various positions at AT&T, a telecommunications company, including that of division manager, DirecTV.

   Peter T. Ferris has served as Equinix's vice president, worldwide sales since July 1999. During the period from June 1997 to July 1999, Mr. Ferris was vice president of sales for Frontier Global Center, a provider of complex web site hosting services. From June 1996 to June 1997, Mr. Ferris served as vice president, eastern sales at Genuity Inc., an Internet services provider. From December 1993 to June 1996, Mr. Ferris was vice president, mid-Atlantic sales at MFS DataNet Inc., a telecommunications services provider.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth, as of March 31, 2001, certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding shares of common stock, (ii) each of the Company's directors and the executive officers named in Executive Compensation and Related Information and (iii) all current directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty (60) days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date. Unless otherwise indicated, the address for each listed stockholder is c/o Equinix, Inc., 2450 Bayshore Parkway, Mountain View, California 94043.

                                                          Shares Beneficially
                                                                 Owned
                                                         ---------------------
                                                         Number of  Percentage
   Name of Beneficial Owner                                Shares    of Total
   ------------------------                              ---------- ----------
   Peter Van Camp(1)....................................  3,105,000     3.8%
   Albert M. Avery, IV(2)...............................  2,596,920     3.3%
   Philip J. Koen(3)....................................    758,666     1.0%
   Andrew S. Rachleff(4)................................  8,713,875    10.9%
   John G. Taysom(5)....................................     40,000     0.1%
   Michelangelo Volpi(6)................................     40,000     0.1%
   Dawn G. Lepore(7)....................................     40,000     0.1%
   Scott Kriens(7)......................................     40,000     0.1%
   Marjorie S. Backaus(8)...............................    516,416     0.6%
   Peter T. Ferris(9)...................................    576,416     0.7%
   Entities affiliated with Benchmark Capital(10).......  8,667,625    10.9%
    2480 Sand Hill Road, Suite 200
    Menlo Park, CA 94025
   Cisco Systems, Inc. .................................  6,790,939     8.5%
    170 West Tasman Drive
    San Jose, CA 95134
   All current directors and executive officers as a
    group (10 persons)(11).............................. 16,427,293    19.7%

--------
 (1) Includes 3,105,000 shares subject to options that are exercisable within 60 days of March 31, 2001.

 (2) Includes 56,000 shares subject to options that are exercisable within 60 days of March 31, 2001.

 (3) Includes 101,666 shares subject to options that are exercisable within 60 days of March 31, 2001 and 302,501 shares subject to a right of repurchase by the Company as of March 31, 2001. Also includes
     15,000 shares held as custodian for children. Mr. Koen disclaims beneficial ownership of these shares.

 (4) Represents 8,535,000 shares of common stock held by Benchmark Capital Partners II, L.P., as nominee for Benchmark Capital Partners II, L.P., Benchmark Founders' Fund II, L.P., Benchmark Founders' Fund II-A, L.P. and Benchmark Members' Fund II, L.P., and 132,625 shares of common stock held by Benchmark Capital Partners IV, L.P., as nominee for Benchmark Capital Partners, IV, L.P., Benchmark Founders' Fund IV, L.P., Benchmark Founders' Fund IV-A, L.P. and related individuals. Mr. Rachleff is a managing member of Benchmark Capital Management Co. II, LLC, the general partner of Benchmark Capital Partners, II, L.P., Benchmark Founders' Fund II, L.P. Benchmark Founders' Fund II-A, L.P. and Benchmark Members'
     Fund II, L.P. Mr. Rachleff is also a managing member of Benchmark Capital

     Management Co., IV, LLC, the general partner of Benchmark Capital Partners, IV, L.P., Benchmark Founders' Fund IV, L.P. and Benchmark Founders' Fund IV-A, L.P. Mr. Rachleff disclaims beneficial ownership of these shares, except with respect to 3,984 shares of common stock and to the extent of his pecuniary interest in the Benchmark funds. In addition, includes 6,250 shares of common stock and 40,000 shares subject to options that are exercisable within 60 days of March 31, 2001.

 (5) Includes 40,000 shares subject to options that are exercisable within 60 days of March 31, 2001. Mr. Taysom is employed by Reuters plc., an entity affiliated with Reuters Investments (Bermuda) Limited and Reuters Holdings Switzerland SA which collectively hold 1,269,064 shares of the Company.

 (6) Includes 40,000 shares subject to options that are exercisable within 60 days of March 31, 2001. Mr. Volpi is chief strategy officer of Cisco Systems, Inc., which beneficially holds 6,790,939 shares of the Company.

 (7) Includes 40,000 shares subject to options that are exercisable within 60 days of March 31, 2001.

 (8) Includes 403,916 shares subject to options that are exercisable within 60 days of March 31, 2001.

 (9) Includes 66,416 shares subject to options that are exercisable within 60 days of March 31, 2001 and 297,502 shares subject to a right of repurchase by the Company as of March 31, 2001.

(10) Includes 8,535,000 shares of common stock held by Benchmark Capital Partners II, L.P., Benchmark Founders' Fund II, L.P., Benchmark Founders' Fund II-A, L.P. and Benchmark Members' Fund II, L.P. and 132,625 shares of common stock held by Benchmark Capital Partners, IV, L.P., Benchmark Founders' Fund IV, L.P., Benchmark Founders' Fund IV-A, L.P. and related individuals.

(11) Includes the shares described in Notes 1 through 9.

                         COMPENSATION COMMITTEE REPORT

   The Compensation Committee was formed on July 19, 2000. Since its formation, the Compensation Committee has had the exclusive authority to establish the level of base salary payable to the chief executive officer ("CEO") and certain other executive officers of the Company and to administer the Company's 2000 Equity Incentive Plan and Employee Stock Purchase Plan. In addition, the Compensation Committee has the responsibility for approving the individual bonus programs to be in effect for the CEO and certain other executive officers and other key employees each fiscal year. For the 2000 fiscal year, compensation decisions were made by the Board of Directors until formation of the Compensation Committee.

   For the 2000 fiscal year, the process utilized by the Board of Directors in determining executive officer compensation levels was based on the subjective judgment of the Board of Directors. Among the factors to be considered by the Compensation Committee are the recommendations of the CEO with respect to the compensation of the Company's key executive officers. However, the Committee will make the final compensation decisions concerning such officers.

   General Compensation Policy. The Compensation Committee's fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon overall Company performance, their individual contribution to the financial success of the Company and their personal performance. It is the Committee's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance, as well as upon his or her own level of performance. Accordingly, each executive officer's compensation package consists of: (i) base salary, (ii) discretionary cash bonus and (iii) long-term stock-based incentive awards.

   Base Salary. The base salary for each executive officer is set on the basis of general market levels and personal performance. Each individual's base pay is positioned relative to the total compensation package, including cash incentives and long-term incentives.

   Annual Cash Bonuses. Executive officers who are eligible for bonuses receive such bonuses if they achieve individual performance objectives that are set on an annual basis. Actual bonuses paid reflect an individual's accomplishment of these individual objectives and are based on a percentage of the individual's base salary.

   Long-Term Incentive Compensation. During fiscal 2000, the Compensation Committee approved modest option grants to each of the executive officers largely in consideration of their efforts in connection with the Company's initial public offering. Generally, a significant grant is made in the year that an officer commences employment. Thereafter, option grants may be made at varying times and in varying amounts in the discretion of the Compensation Committee. Generally, the size of each grant is set at a level that the Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual's position with the Committee, the individual's potential for future responsibility and promotion, the individual's performance in the recent period and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Compensation Committee's discretion.

   Each grant allows the officer to acquire shares of the Company's common stock at a fixed price per share (the market price on the grant date) over a specified period of time. The option vests in periodic installments over a two to four year period, contingent upon the executive officer's continued employment with the Company. The vesting schedule and the number of shares granted are established to ensure a meaningful incentive in each year following the year of grant. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's employ, and then only if the market price of the Company's common stock appreciates over the option term.

   CEO Compensation. The annual base salary for Mr. Van Camp, the Company's CEO, was established in connection with his commencement of employment and has not been adjusted. Also in connection with his commencement of employment, a sizable option grant was made to Mr. Van Camp. No additional options have been granted during fiscal 2000. No bonus was paid to the CEO for fiscal 2000 except an employee referral bonus.

   Tax Limitation. Under the Federal tax laws, a publicly held company such as the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. To qualify for an exemption from the $1 million deduction limitation, the stockholders approved a limitation under the Company's 2000 Equity Incentive Plan on the maximum number of shares of common stock for which any one participant may be granted stock options per fiscal year. Because this limitation was adopted, any compensation deemed paid to an executive officer when he exercises an outstanding option under the 2000 Equity Incentive Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. Since it is not expected that the cash compensation to be paid to the Company's executive officers for the 2001 fiscal year will exceed the $1 million limit per officer, the Compensation Committee will defer any decision on whether to limit the dollar amount of all other compensation payable to the Company's executive officers to the $1 million cap.

   Submitted by the following members of the Compensation Committee:

                                          Scott Kriens

                                          Michelangelo Volpi

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Compensation Committee of the Company's Board of Directors was formed on July 19, 2000 and the current members of the Compensation Committee are Messrs. Kriens and Volpi. None of the members of the Compensation Committee was at any time during the 2000 fiscal year or at any other time an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

   The Audit Committee serves as the representative of the Board of Directors for general oversight of the Company's financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations and the Company's Standards of Business Conduct. The Audit Committee annually recommends to the Board of Directors the appointment of a firm of independent auditors to audit the financial statements of the Company. A more detailed description of the functions of the Audit Committee can be found in the Company's Audit Committee Charter, attached to this proxy statement as Appendix A.

   The Audit Committee was organized in July 2000. The Audit Committee for the last fiscal year consisted of Messrs. Rachleff and Taysom and Ms. Lepore. The Audit Committee held one meeting during the last fiscal year. In addition, the Audit Committee met once in February 2001 to discuss the audit for the last fiscal year.

   The Company's management has primary responsibility for preparing the Company's financial statements and financial reporting process. The Company's independent accountants, PricewaterhouseCoopers LLP, are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles. The Audit Committee has general oversight responsibility with respect to the Company's financial reporting, and reviews the results and scope of the audit and other services provided by the Company's independent auditors.

   In this context, the Audit Committee hereby reports as follows:

  . The Audit Committee has reviewed and discussed the audited financial statements with the Company's management and the independent auditors.

  . The Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standard, AU 380).

  . The Audit Committee discussed with the independent auditor's the auditor's independence from the Company and its management. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountants the independent accountants' independence.

 Audit Fees

   Fees for the fiscal year 2000 audit and the review of Forms 10-Q were $163,000 of which an aggregate amount of $81,500 had been billed through December 31, 2000.

 Financial Information Systems Design and Implementation Fees

   Aggregate fees billed for financial information systems design and implementation fees rendered by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2000 were $4,389,700.

 All Other Fees

   Aggregate fees billed for all other services rendered by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2000 were $583,400.

   Based on the review and discussions referred to in paragraphs (1) through
(3) above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31,

2000, for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of PricewaterhouseCoopers LLP, as the Company's independent auditors.

   Each of the members of the Audit Committee is independent as defined under the listing standards of the Nasdaq National Market.

   Submitted by the following members of the Audit Committee:

                                          Andrew S. Rachleff

                                          John G. Taysom

                                          Dawn G. Lepore

                            STOCK PERFORMANCE GRAPH

   The graph set forth below compares the cumulative total stockholder return on the Company's common stock between August 10, 2000 (the date the Company's common stock commenced public trading) and December 31, 2000 with the cumulative total return of (i) the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Stock Market-U.S. Index") and (ii) Goldman Sachs Internet Index over the same period. This graph assumes the investment of $100.00 on August 10, 2000, in the Company's common stock, the Nasdaq Stock Market-U.S. Index and the Goldman Sachs Internet Index and assumes the reinvestment of dividends, if any.

   The comparisons shown in the graph below are based upon historical data. The Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's common stock.

  Comparison of Cumulative Total Return Among Equinix, Inc., the Nasdaq Stock
            Market-U.S. Index and the Goldman Sachs Internet Index

                       [PERFORMANCE GRAPH APPEARS HERE]

                                        Cumulative Total Return
                           ---------------------------------------------------
                           8/11/00    8/00     9/00     10/00    11/00   12/00
                           ---------------------------------------------------

EQUINIX, INC.              100.00    123.34    67.62    74.29    33.33   33.33
NASDAQ STOCK MARKET (U.S.) 100.00    111.15    96.71    88.74    68.42   64.75
GOLDMAN SACHS INTERNET     100.00    116.11   105.97    88.05    59.59   51.66

   The Company effected its initial public offering of common stock on August 10, 2000 at a price of $12.00 per share. The graph above, however, commences with the closing price of $13.125 per share on August 11, 2000--the date the Company's common stock commenced public trading.

   Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

                EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation of Executive Officers

   The following table sets forth information with respect to compensation for the fiscal years ended December 31, 1999 and 2000 paid by the Company for services rendered by the Company's Chief Executive Officer and the four most highly compensated executive officers whose salary and bonus for the fiscal year ended December 31, 2000 were in excess of $100,000 for services rendered in all capacities to the Company for that fiscal year (collectively, the "Named Executive Officers"):

                                                   Long-Term
                                                  Compensation
                                                     Awards
                                                  ------------
                             Annual Compensation   Securities
                            ---------------------  Underlying     All Other
                            Year  Salary   Bonus  Options (#)  Compensation (5)
                            ---- -------- ------- ------------ ----------------
Peter F. Van Camp(1)....... 2000 $194,938 $ 1,169  3,105,000       $150,000
 Chairman and Chief         1999      --      --         --             --
 Executive Officer

Albert M. Avery, IV........ 2000  310,000       0     56,000              0
 President, Chief Operating 1999  178,020       0          0              0
 Officer and Director

Philip J. Koen(2).......... 2000  209,139   4,341     80,000              0
 Chief Financial Officer,   1999   91,616   1,025    660,000              0
 Corporate Development
 Officer and Secretary

Marjorie S. Backaus(3)..... 2000  200,781   4,328     56,000         51,789
 Chief Marketing Officer    1999   28,118  50,000    450,000              0

Peter F. Ferris(4)......... 2000  192,995  64,157     56,000              0
 Vice President, Worldwide  1999   80,807  31,130    510,000        120,483
 Sales

--------
(1) Mr. Van Camp joined the Company in May 2000.

(2) Mr. Koen joined the Company in July 1999.

(3) Ms. Backaus joined the Company in November 1999.

(4) Mr. Ferris joined the Company in July 1999.

(5) All Other Compensation reflects payment of relocation expenses.

Stock Option Grants

   The following table shows for the year ended December 31, 2000, certain information regarding options granted to the Named Executive Officers:

                                                                         Potential Realizable
                                        % of Total                         Value at Assumed
                           Number of     Options                        Annual Rates of Stock
                           Securities   Granted to Exercise             Price Appreciation for
                           Underlying   Employees   or Base               Option Term (4)($)
                            Options      in 2000     Price   Expiration ----------------------
                         Granted (#)(1)    (2)     ($/sh)(3)    Date        5%         10%
                         -------------- ---------- --------- ---------- ---------- -----------
Peter F. Van Camp.......   3,105,000        38%      $4.50    5/14/10   $8,787,230 $22,268,567
Albert M. Avery, IV.....      56,000         1        7.00    6/13/10      246,527     624,747
Philip J. Koen..........      80,000         1        7.00    6/13/10      352,181     892,496
Marjorie S. Backaus.....      56,000         1        7.00    6/13/10      246,527     624,747
Peter T. Ferris.........      56,000         1        7.00    6/13/10      246,527     624,747

--------
(1) Each of the options listed in the table is immediately exercisable, subject to a right of repurchase by the Company at the original price for all unvested shares. The shares vest at a rate of 25% of the option shares upon completion of one year of service measured from the grant date and the balance in a series of 36 successive equal monthly installments thereafter, except that Mr. Van Camp's option shares vest at a rate of 2.083% in a series of 48 successive equal monthly installments measured from the grant date. The plan administrator has the discretionary authority to re-price the options through the cancellation of those options and the grant of replacement options with an exercise price based on the fair market value of the option shares on the re-grant date. The options have a maximum term of 10 years measured from the option grant date, subject to earlier termination in the event of the optionee's cessation of service with the Company. Under each of the options, the option shares will vest upon an acquisition of the Company by merger or asset sale, unless the acquiring entity or its parent corporation assumes the outstanding options. Any options which are assumed or replaced in the transaction and do not otherwise accelerate at that time shall automatically accelerate (and any unvested option shares which do not otherwise vest at that time shall automatically vest) in the event the optionee's service terminates by reason of an involuntary or constructive termination within 18 months following the transaction.

(2) Based on an aggregate of 8,160,625 shares subject to options granted in the fiscal year ended December 31, 2000.

(3) The exercise price for each option may be paid in cash, in shares of common stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise.

(4) In accordance with the rules of the Securities and Exchange Commission ("SEC"), the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the respective option terms. Actual gains, if any, on option exercises are dependent on the future performance of the Company's common stock and overall market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

Aggregate Option Exercises in 2000 and Fiscal Year-End Option Values

   The following table sets forth for each of the Named Executive Officers the shares acquired and the value realized on each exercise of stock options during the year ended December 31, 2000 and the number and value of securities underlying options held by the Named Executive Officers at December 31, 2000:

                                                                Number of
                                                               Securities
                                                               Underlying          Value of
                                                               Unexercised    Unexercised In-the-
                                                               Options at      Money Options at
                                                            December 31, 2000  December 31, 2000
                                                                   (#)                (2)
                         Shares Acquired                    ----------------- -------------------
                         on Exercise (#) Value Received (1) Vested  Unvested   Vested   Unvested
                         --------------- ------------------ ------- --------- -------- ----------
Peter F. Van Camp.......           0          $    --       452,813 2,652,188 $      0 $        0
Albert M. Avery, IV.....           0               --             0    56,000        0          0
Philip J. Koen..........           0               --       233,750   506,250  866,822  1,580,676
Marjorie S. Backaus.....           0               --       121,875   384,125  411,328  1,107,422
Peter T. Ferris.........     255,000           663,000      180,625   385,375  669,817  1,221,431

--------
(1) Based on the fair market value of the Company's common stock on the exercise date, minus the exercise price, multiplied by the number of shares exercised.

(2) Based on the fair market value of the Company's common stock as of December 31, 2000 ($4.375 per share), minus the exercise price, multiplied by the number of shares underlying the options. The options are immediately exercisable for all the option shares, but any shares purchased under those options will be subject to repurchase by the Company, at the original exercise price paid per share, upon the optionee's cessation of service with the Company, prior to the vesting in such shares. The heading "Vested" refers to shares no longer subject to repurchase; the heading "Unvested" refers to shares subject to repurchase as of December 31, 2000.

Employment Agreements, Change of Control Arrangements and Severance Agreements

   The Compensation Committee, as plan administrator of the 2000 Equity Incentive Plan, has the authority to provide for accelerated vesting of the shares of common stock subject to outstanding options held by the Named Executive Officers and any other person in connection with certain changes in control of Equinix. In connection with the adoption of the 2000 Equity Incentive Plan, the Company has provided that upon a change in control of the Company, each outstanding option and all shares of restricted stock will generally become fully vested unless the surviving corporation assumes the option or award or replaces it with a comparable award. Any options which are assumed or replaced in the transaction and do not otherwise accelerate at that time shall automatically accelerate (and any unvested option shares which do not otherwise vest at that time shall automatically vest) in the event the optionee's service terminates by reason of an involuntary or constructive termination within 18 months following the transaction. Except as noted below, none of the Company's executive officers have employment agreements with the Company, and their employment may be terminated at any time.

   The Company extended an offer of employment to Peter F. Van Camp, the Company's chief executive officer, pursuant to an offer letter dated April 25, 2000, which provides that his salary shall be $310,000 per year. The letter provides for the grant of an option to purchase 3,105,000 shares of common stock at the fair market value on the grant date vesting over four years. The letter provides that the Company will extend a no-interest loan to Mr. Van Camp for up to $3,000,000 to purchase a primary residence. The loan will be secured by Mr. Van Camp's primary residence and any shares of stock that Mr. Van Camp obtains by exercising the options described above. The agreement also provides for reimbursement of up to $80,000 of relocation expenses. In addition, the Company reimbursed Mr. Van Camp's prior employer for relocation costs totaling $70,000. The agreement further provides for 12 months of severance pay if Mr. Van Camp is terminated by the Company for reasons other than cause or disability. The Company has also entered into a stock option agreement with Mr. Van Camp, which provides that the Company's right to repurchase unvested shares shall lapse upon certain changes in control of the Company.

   The Company has also delivered an offer letter to Philip J. Koen, the Company's chief financial and corporate development officer, dated July 9, 1999, which provides that his salary shall be $195,000 per year. The letter provides that the Company will grant him an option to purchase 660,000 shares of common stock at the fair market value on the grant date vesting over four years. The letter further provides for six months of severance pay if Mr. Koen is terminated by the Company for reasons other than cause.

   The Company extended an offer of employment to Peter T. Ferris, the Company's vice president of sales, pursuant to an offer letter dated June 28, 1999, which provides that his salary shall be $190,000 per year and he is eligible for a target bonus of $60,000. The letter provides for the grant of an option to purchase 510,000 shares of common stock at the fair market value on the grant date vesting over four years. The letter also provides that the Company will extend a no-interest loan to Mr. Ferris of up to $750,000 to purchase his primary residence. The loan will be secured by Mr. Ferris' primary residence and any shares of stock that Mr. Ferris obtains by exercising the options described above. The letter also provides for acceleration of vesting of option shares as if Mr. Ferris remained employed for one additional year if there are certain changes in control of the Company. The Company also agreed to indemnify Mr. Ferris for any claims brought by his former employer under an employment and non-compete agreement he had with his former employer.

                                  PROPOSAL 2

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

   The Company is asking the stockholders to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the Annual Meeting will be required to ratify the appointment of PricewaterhouseCoopers LLP.

   In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests.

   PricewaterhouseCoopers LLP has audited the Company's financial statements since 2000. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

                          RELATED PARTY TRANSACTIONS

   Since January 1, 2000, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of the Company's common stock, on an as converted basis, or an immediate family member of any of these individuals or entities, had or will have a direct or indirect interest other than:

  . compensation arrangements, which are described where required under "Election of Directors" and "Executive Compensation and Related Information"; and

  .  the transactions described below.

   Series C Preferred Stock Financing. In May 2000, the Company issued and sold 132,625 shares of the Company's Series C preferred stock to Benchmark Capital Partners IV, L.P., at a per share purchase price of $15.08. One of our directors, Andrew S. Rachleff, is a general partner of Benchmark Capital, the general partner of Benchmark Capital Partners IV, L.P.

   In May 2000, the Company issued and sold 331,564 shares of its Series C preferred stock to Cisco Systems, Inc., at a per share purchase price of $15.08. One of our directors, Michelangelo Volpi, is chief strategy officer of Cisco Systems, Inc.

   In May 2000, the Company issued and sold 331,564 shares of its Series C preferred stock to Reuters Holdings Switzerland SA, at a per share purchase price of $15.08. One of our directors, John G. Taysom, is employed by Reuters plc., an entity affiliated with Reuters Holdings Switzerland SA.

   All outstanding preferred shares were converted to common shares on a one-for-one basis on August 11, 2000, the date of the Company's initial public offering.

   Lease Agreement with Entity Affiliated with 5% Stockholder. In March 1999, the Company entered into an equipment lease facility with Cisco Systems Credit Corporation, an entity affiliated with Cisco Systems, Inc., under which the Company leased $137,293 of equipment for a 24-month term.

   On May 15, 2000, the Board of Directors agreed to waive the Company's repurchase right with respect to all of Albert M. Avery, IV's unvested shares. As a result, Mr. Avery currently holds 2,540,920 fully vested shares of the Company's common stock. Mr. Avery is the Company's chief operating officer and president.

   Loans to Executive Officers. In September 1999, the Company loaned an aggregate of $750,000 to Peter T. Ferris, one of the Company's executive officers, to purchase a principal residence. The non-interest bearing note is secured by a second deed of trust on the residence, a promissory note and a stock pledge agreement, and has a term of five years. The largest aggregate amount of indebtedness owing on this note during the 2000 fiscal year and the amount outstanding on December 31, 2000 was $750,000.

   In December 1999 the Company loaned Marjorie S. Backaus, one of the Company's executive officers, $112,500. This amount was repaid in full in January 2000. In addition, in January 2000, the Company loaned an aggregate of $250,000 to Ms. Backaus to purchase a principal residence. The non-interest bearing note is secured by a second deed of trust on the residence, a promissory note and a stock pledge agreement, and has a term of five years. The largest aggregate amount of indebtedness owing on this note during the 2000 fiscal year and the amount outstanding on December 31, 2000 was $250,000.

   In February 2001, the Company loaned Peter F. Van Camp, the Company's chief executive officer, $1,514,000 to purchase a principal residence. The non-interest bearing note is secured by a second deed of trust on the residence, a promissory note and a stock pledge agreement, and has a term of five years. The largest aggregate amount of indebtedness owing on this note during the 2000 fiscal year and the amount outstanding on December 31, 2000 was $1,514,000.

   Founders' Registration Rights. The Company has entered into an investors' rights agreement that provides for registration rights in favor of Mr. Avery and Jay S. Adelson, the Company's chief technology officer, if there are public issuances of the Company's common stock.

   Indemnification. The Company has entered into an indemnification agreement with each of its officers and directors. To the fullest extent permitted by applicable law, the Company's amended and restated certificate of incorporation authorizes the Company to provide indemnification of, and advancement of expenses to, the Company's agents and any other persons to whom the Delaware General Corporation Law permits the Company to provide indemnification, in excess of the indemnification and advancement otherwise permitted by the Delaware General Corporation Law. The Company's authorization is subject only to limits created by the Delaware General Corporation Law relating to actions for breach of duty to the Company, its stockholders and others.

   The Company's bylaws provide for mandatory indemnification of its directors to the fullest extent permitted by Delaware law and for permissive indemnification of any person, other than a director, made party to any action, suit or proceeding by reason of the fact that he or she is or was the Company's officer or employee.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

   The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding common stock ("Section 16 Insiders") are subject to the reporting requirements of
Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company's common stock and their transactions in such common stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 2000 fiscal year transactions in the common stock and their common stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2000 fiscal year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by Section 16 Insiders, except that Andrew S. Rachleff, John G. Taysom, and Michelangelo Volpi each filed one report late reporting one transaction.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

   Proposals of stockholders intended to be presented at the 2002 Annual Meeting of Shareholders of the Company must be received by the Company at its offices at 2450 Bayshore Parkway, Mountain View, California 94043, Attn:
General Counsel, not later than December 20, 2001 and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy statement for that meeting. Pursuant to new amendments to Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended, a stockholder proposal intended to be presented at the 2002 Annual Meeting of Stockholders of the Company must be received by the Company at its offices at 2450 Bayshore Parkway, Mountain View, California 94043,
Attn: General Counsel, not later than April 17, 2002 in order for proxy holders to be allowed to use their discretionary voting authority to vote on such proposal when the proposal is raised at the 2002 Annual Meeting of Stockholders, even through there is no discussion of such proposal in the Company's proxy statement for that meeting.

                                 OTHER MATTERS

   The Board of Directors knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

   The Company will mail without charge, upon written request, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000. Requests should be sent to Equinix, Inc., at 2450 Bayshore Parkway, Mountain View, California 94043, Attn: Investor Relations.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ Peter F. Van Camp
                                          Peter F. Van Camp
                                          Chairman of the Board
                                          and Chief Executive Officer

Mountain View, California
April 19, 2001


 WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

 THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

                                  APPENDIX A

                            AUDIT COMMITTEE CHARTER

Purpose and Policy

   The Audit Committee shall provide assistance and guidance to the Board of Directors of the Company in fulfilling its oversight responsibilities to the Company's shareholders with respect to the Company's corporate accounting and reporting practices, as well as the quality and integrity of the Company's financial statements and reports. The policy of the Audit Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Audit Committee, the independent auditors and the Company's senior management.

Composition and Organization

   The Audit Committee shall consist of at least three members of the Board of Directors. The members of the Audit Committee shall satisfy the independence and experience requirements of the Nasdaq Market.

   The Audit Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate. Minutes of each meeting of the Audit Committee shall be prepared and distributed to each director of the Company promptly after each meeting. The operation of the Audit Committee shall be subject to the Bylaws of the Company as in effect from time to time and the Delaware General Corporation Law.

Responsibilities

   In fulfilling its responsibilities, the Audit Committee believes that its functions and procedures should remain flexible in order to address changing conditions most effectively. To implement the policy of the Audit Committee, the Committee shall be charged with the following functions:

    1. To recommend annually to the Board of Directors the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year, which firm is ultimately accountable to the Audit Committee and the Board, as representatives of the Company's shareholders.

    2. To review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefor, and all other matters the Audit Committee deems appropriate.

    3. To evaluate, together with the Board, the performance of the independent auditors and, if so determined by the Audit Committee, to recommend that the Board replace the independent auditors.

    4. To receive written statements from the independent auditors delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1, to consider and discuss with the auditors any disclosed relationships or services that could affect the auditors' objectivity and independence and otherwise to take, and if so determined by the Audit Committee, to recommend that the Board take, appropriate action to oversee the independence of the auditors.

    5. To review, upon completion of the audit, the financial statements to be included in the Company's Annual Report on Form 10-K.

    6. To discuss with the independent auditors the results of the annual audit, including the auditors' assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, the nature of significant risks and exposures, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the independent auditors under generally accepted accounting standards.

    7. To evaluate the cooperation received by the independent auditors during their audit examination, including any restrictions on the scope of their activities or access to required records, data and information.

    8. To review with the independent auditors the interim financial statements before the Company files their Form 10-Q with the Commission.

    9. To confer with the independent auditors and with the senior management of the Company regarding the scope, adequacy and effectiveness of internal accounting and financial reporting controls in effect.

   10. To confer with the independent auditors and senior management in separate executive sessions to discuss any matters that the Audit Committee, the independent auditors or senior management believe should be discussed privately with the Audit Committee.

   11. To review with counsel any significant regulatory or other legal matters that could have a material impact on the Company's financial statements, if, in the judgment of the Audit Committee, such review is necessary or appropriate.

   12. To investigate any matter brought to the attention of the Audit Committee within the scope of its duties, with the power to retain outside counsel and a separate accounting firm for this purpose if, in the judgment of the Audit Committee, such investigation or retention is necessary or appropriate.

   13. To prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

   14. To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

   15. To report to the Board of Directors from time to time or whenever it shall be called upon to do so.

   16. To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

                                  DETACH HERE


                                     PROXY

                                 EQUINIX, INC.

                             2450 Bayshore Parkway
                        Mountain View, California 94043

 This Proxy is Solicited on Behalf of the Board of Directors of Equinix, Inc.
        for the Annual Meeting of Stockholders to be held June 1, 2001



  The undersigned holder of Common Stock, par value $.001, of Equinix, Inc. (the "Company") hereby appoints Peter F. Van Camp and Philip J. Koen, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Friday, June 1, 2001, 10:30 a.m. local time, at the Company's headquarters located at 2450 Bayshore Parkway, Mountain View, California, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

  This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS, AND "FOR" PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.


----------------                                                ----------------
   SEE REVERSE                                                     SEE REVERSE
      SIDE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SIDE
----------------                                                ----------------

----------------------                     ----------------
Vote by Telephone Vote                     Vote by Internet
----------------------                     ----------------

It's fast, convenient, and immediate!      It's fast, convenient, and your
Call Toll-Free on a Touch-Tone Phone       vote is immediately confirmed
1-877-PRX-VOTE (1-877-779-8683).           and posted.

----------------------------------------   -------------------------------------
Follow these four easy steps:              Follow these four easy steps:

1. Read the accompanying Proxy Statement   1. Read the accompanying Proxy
   and Proxy Card.                            Statement and Proxy Card.

2. Call the toll-free number               2. Go to the Website
   1-877-PRX-VOTE (1-877-779-8683).           http://www.eproxyvote.com/eqix
                                              anytime!

3. Enter your 14-digit Voter Control       3. Enter your 14-digit Voter Control
   Number located on your Proxy Card          Number located on your Proxy Card
   above your name.                           above your name.

4. Follow the recorded instructions.       4. Follow the recorded instructions.
----------------------------------------   -------------------------------------

Your vote is important!                    Your vote is important!
Call 1-877-PRX-VOTE anytime!               Go to the Website
                                           http://www.eproxyvote.com/eqix

Do not return your Proxy Card if you are voting by Telephone or Internet



ZEQU1A                              DETACH HERE

    Please mark
[X] votes as in
    this example.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS AND "FOR" PROPOSAL 2.


1. To elect the following directors          2. To ratify the appointment of
   to serve for a term ending upon the          PricewaterhouseCoopers LLP as
   2002 Annual Meeting of Stockholders          the Company's independent
   or until their successors are                accountants for the fiscal
   elected and qualified:                       year ending December 31, 2001.
                                                   FOR   AGAINST   ABSTAIN
Nominees: (01) Albert M. Avery, IV,                [_]     [_]       [_]
(02) Peter F. Van Camp, (03) Scott Kriens,
(04) Dawn G. Lepore, (05) Andrew S.
Rachleff, (06) John G. Taysom, and (07)
Michelangelo Volpi.

     FOR                    WITHHELD
     ALL     [_]        [_] FROM ALL
  NOMINEES                  NOMINEES


     [_] ______________________________________
         For all nominees except as noted above


                                        In their discretion, the proxies are
                                        authorized to vote upon such other
                                        business as may properly come before the Annual Meeting.

                                        Please date and sign exactly as your
                                        name(s) is (are) shown on the share
                                        certificate(s) to which the Proxy
                                        applies. When shares are held as joint-
                                        tenants, both should sign. When signing
                                        as an executor, administrator, trustee,
                                        guardian, attorney-in-fact, or other
                                        fiduciary, please give full title as
                                        such. When signing as a corporation,
                                        please sign in full corporate name by
                                        President or other authorized officer.
                                        When signing as a partnership, please
                                        sign in partnership name by an
                                        authorized person. The undersigned
                                        acknowledges receipt of the accompanying
                                        Notice of Annual Meeting of Stockholders and Proxy Statement.

                                        PLEASE MARK, SIGN, DATE AND RETURN THIS
                                        CARD PROMPTLY USING THE ENCLOSED RETURN
                                        ENVELOPE. If you receive more than one
                                        proxy card, please sign and return ALL
                                        cards in the enclosed envelope.


Signature:___________________ Date:____ Signature:__________________ Date:______